SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 13, 2011 (September 12, 2011)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 12, 2011, we expanded our existing term loan agreement with Wells Fargo Bank, National Association as follows:

•

The term loan, the outstanding principal on which was approximately $12.0 million, was increased to $30 million. The additional advance of approximately $18.0 million was used to pay off maturing debt aggregating $17.3 million and to pay expenses in connection with the transaction, including a $225,000 commitment fee, resulting in net cash proceeds to us of approximately $443,000. Principal payments of $500,000 are required on the loan on December 31, 2011 and on the last day of each calendar quarter thereafter. All remaining unpaid amounts will be due on March 31, 2013.

•

A revolving line of credit for up to $10 million for general corporate purposes was added to the facility, which will be available when we provide certain additional collateral to the bank as described below.

•

Interest under the term loan and revolving line of credit is payable at our option (i) at a fluctuating rate 2% above a base rate in effect from time to time, or (ii) at a rate 4.5% above LIBOR (under one, three or six month terms).

•

Our obligations under the facility are (i) guaranteed by our subsidiaries Red Lion Hotels Limited Partnership, Red Lion Hotels Franchising, Inc., Red Lion Hotels Management, Inc. and Red Lion Hotels Holdings, Inc., (ii) secured by our accounts receivable and inventory, and (iii) further collateralized by our owned hotel properties in Bellevue, Spokane and Olympia, Washington and in Post Falls and Pocatello, Idaho.

•	The revolving line of credit will become available when we provide as additional security our properties in Kalispell and Helena, Montana and Aurora, Colorado.

The facility requires us to comply with customary affirmative and negative covenants, as well as financial covenants relating to leverage and to debt service and loan commitment coverage. It also includes customary events of default. The facility expires on March 31, 2013.

A copy of the September 13, 2011 press release announcing the new facility is included as Exhibit 99.1 to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated September 13, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: September 13, 2011	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary

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